Exhibit 99.2

FOR IMMEDIATE RELEASE

Creative Realities and Wireless Ronin Technologies Announce Closing of Merger

Merged entity to operate as Creative Realities; company now offers global retailers and brands the most innovative marketing technology solutions and services in the industry

NEW YORK, NY and MINNEAPOLIS, MN — August 21, 2014 – Creative Realities, LLC (“Creative Realities”) and Wireless Ronin Technologies, Inc. (OTCQB: RNIN) (“Wireless Ronin”) today announced the successful completion of their merger, resulting in one of the largest and most innovative marketing technology solutions companies in the world.

Under the terms of the agreement and as previously announced, Creative Realities merged into a subsidiary of Wireless Ronin, with the sole equity holder of Creative Realities (an affiliate of Pegasus Capital Advisors), receiving approximately 59.2% of the outstanding shares of Wireless Ronin common stock, calculated on a modified fully-diluted basis, including the shares of common stock issued in connection with Wireless Ronin’s merger with Broadcast International, Inc. that closed on August 1, 2014. In the transaction, Creative Realities’ sole equity holder also received warrants to acquire an additional 1.5% of Wireless Ronin’s common stock. The combined companies are now operating under the Creative Realities brand name and will trade on the OTCQB under the ticker symbol RNIN.

Paul Price, previously Chief Executive Officer (“CEO”) of Creative Realities has been named CEO of the combined company and will also serve as a director. Scott Koller, previously CEO of Wireless Ronin has been named President of the combined company, and John Walpuck, previously Chief Financial Officer (“CFO”) of Wireless Ronin has been named Chief Operating Officer and CFO of the combined company. The combined company will be headquartered in New York, NY with operational facilities in Fairfield, NJ, Minneapolis, MN, Salt Lake City, UT, and Windsor, Ontario.

Commenting on the merger, Paul Price stated, “We are very excited to have completed this merger and look forward to providing our customers, whether retailers, venue operators or brands, with the latest technologies to create better shopping experiences. Collectively, with Wireless Ronin’s cloud-based content management platform, Broadcast International’s award-winning Managed Media Services platform and Creative Realities’ full service approach, we now offer customers a one-stop, single source solution. We truly believe that through the combination of our resources which include the latest innovations in software, display, sensor and mobile technologies, we are better positioned to deliver the most effective marketing technology programs to help improve the in-store engagement of customers, increase customer loyalty and drive increased sales.”

Since its inception, Creative Realities has partnered with some of the world’s most recognized retailers, venues and brands. Creative Realities provides a host of marketing technology solutions across multiple verticals, including beauty, fashion, consumer packaged goods, digital place-based media networks, electronics, eyewear, financial services, health and wellness, and hospitality. Through the combination of the three companies, Creative Realities counts among its customers Adidas, Adspace, Aramark, Calvin Klein, Caterpillar, Chrysler, KFC, Macy’s, Nestle, Rite Aid, Sunglass Hut, and many more.

New York Studio	New Jersey Operations Center
55 Broadway, Suite 901	22 Audrey Place
New York, NY 10006	Fairfield, NJ 07004

Price continued, “We see significant growth opportunities for our company both near- and long-term, and with both existing and new global customers. Companies no longer need to work with multiple vendors as we can provide them with a full-service offering that begins in the planning and design stage and runs all the way through in-store implementation. Furthermore, we have the tools and wherewithal to help retailers and brands effectively manage their programs upon roll-out, while quickly adapting to consumer preferences and any changes in their strategies. The seniority of our management team and their collective experiences across marketing categories and technologies represent a truly unique combination of talents to help retailers and brands leverage marketing technology.”

In conjunction with the closing of the merger, the combined company is providing limited guidance for the financial performance of the combined company. The combined company expects combined 2014 revenue to be in a range of $23-26 million, and Earnings before Interest, Tax, Depreciation and Amortization (EBITDA), a non-GAAP measure, to be approximately breakeven for the full calendar year 2014.  The company does not, however, intend to provide ongoing guidance on the company’s future financial performance.

Additionally, the company disclosed today that the Board of Directors will comprise five members. In this regard, Alec Machiels, Partner with Pegasus Capital Advisors will serve as chairman of the board and he will be joined by Paul Price, David Bell, Kent Lillemoe and Don Harris. Below are summary biographies of these persons.

●	Alec Machiels is a Partner at Pegasus. Mr. Machiels is a member of the firm's Executive and Investment Committees. He has over 15 years of private equity investing and investment banking experience. Previously, Mr. Machiels was a Financial Analyst in the Financial Services Group at Goldman Sachs International in London and in the Private Equity Group at Goldman Sachs and Co. in New York. Investments in which he has been highly involved in include Pure Biofuels, Molycorp Minerals, Traxys, Slipstream Communications, Coffeyville Resources, and Merisant Company. He also served as a member of the Board of Trustees of the American Federation of Arts where he chaired the endowment committee. Mr. Machiels is a graduate of Harvard Business School, KU Leuven Law School in Belgium and Konstanz University in Germany.

●	Paul Price is Chief Executive Officer of Creative Realities. Leading its innovative combination of experience planning, design, deployment and support services, he has rapidly evolved Creative Realities from a digital signage company into an integrated creative technology firm, focused on bridging the virtual and physical worlds. Paul’s marketing career spans 25 years, consulting to leading marketers such as ExxonMobil, Coca-Cola, Macy’s and Pfizer. He has led multiple marketing services companies across direct marketing, digital, brand identity and advertising disciplines, as well as cross-functional combinations for large global clients at Omnicom. Paul’s success is marked by a collaborative management style that encourages innovative, consumer-centric approaches to the marketing challenge of the 21st century, particularly the impact of new marketing technology. His extensive career as a marketing and brand advisor spans almost every category, from retail to packaged goods, technology to services and healthcare. Paul has garnered numerous industry honors and awards — most recently, he was chosen as a 2011 Global Innovator by The Internationalist and named in the 2009 Advertising Age A-List. His thought leadership in marketing technology has led to a number of speaking engagements in the US and worldwide.

●	David Bell brings over 40 years of advertising and marketing industry experience to the board, including serving as CEO of three of the largest companies in the industry–Bozell Worldwide, True North Communications and The Interpublic Group of Companies, Inc. Since 2007, Mr. Bell has led Slipstream Communications, which is an international company providing strategic branding, digital marketing, and public relations services and served as a Senior Advisor to Google Inc. from 2006 to 2009. He is currently a Senior Advisor to AOL and has been an Operating Advisor at Pegasus Capital Advisors since 2004. Mr. Bell currently holds positions on early-stage company boards including Double Verify, Your Tango, Resonate Networks, Appinions, and Dstillery. He has also served on the boards of multiple publicly-traded companies, including President and CEO of The Interpublic Group of Companies Inc. from 2003 to 2005 and Director of Primedia Inc. from 2001 to 2010.

New York Studio	New Jersey Operations Center
55 Broadway, Suite 901	22 Audrey Place
New York, NY 10006	Fairfield, NJ 07004

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●	Kent Lillemoe, an independent financial consultant, brings over 30 years of finance and financial management expertise with both public and private companies such as MinuteClinic, Envoy Medical Corporation, Fargo Electronics, Avanti Optics Corporation, and CyberOptics Corporation. Mr. Lillemoe served as Chief Financial Officer of MinuteClinic, resulting in a sale of the company to CVS/Caremark. Mr. Lillemoe also served as a member of the Board of Directors and Chair of the Audit Committee of Fargo Electronics until its sale in 2006. Additionally, Mr. Lillemoe has served on the Board of Directors of Wireless Ronin since 2011.

●	Donald A. Harris has been an Independent Director of Broadcast International, Inc. since June of 2012. He is currently President of 1162 Management, the General Partner of 5 Star Partnership, a private equity firm, a position he’s held since June 2006. Mr. Harris was President and Chief Executive Officer of UbiquiTel Inc., a telecommunications company organized by Mr. Harris and other investors since its inception in September 1999. He also served as UbiquiTel’s Chairman since May 2000. Mr. Harris served as the President of Comcast Cellular Communications Inc. from March 1992 to March 1997.

In connection with the merger, the combined company sold $5.19 million of Series A Convertible Preferred Stock to institutional and accredited investors, including an additional investment from an affiliate of Pegasus Capital Advisors.  The preferred stock entitles its holders to a 6% dividend, payable semi-annually in cash or in kind, and may be converted into common stock at the option of a holder at an initial conversion price of $0.40 per share.  Subject to certain conditions, the company may call and redeem the preferred shares after three years.  During such time as a majority of the preferred stock sold remains outstanding, holders will have the right to elect a member to the Board of Directors.  Purchasers of the preferred stock also received five-year warrants to purchase an aggregate of 6.49 million shares of common stock at a per-share price of $0.50.  The securities offered were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Creative Realities

Creative Realities (www.cri.com) helps retailers and brands use the latest technologies to improve the shopping experience. Founded 16 years ago, the firm's evolving client base has led to recognized leadership in marketing technology, consulting, design, and deployment. The firm has worked with brands such as Footlocker, Bank of America, Calvin Klein, Macy’s, Sunglass Hut, Under Armour and 7-Eleven, among other Global Fortune 500 companies, to design, build and manage marketing technology-based experiences that drive business results.

New York Studio	New Jersey Operations Center
55 Broadway, Suite 901	22 Audrey Place
New York, NY 10006	Fairfield, NJ 07004

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Forward-Looking Statements

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect managements’ present expectations and estimates regarding the expected benefits of the merger, management plans relating to the merger, operating efficiencies expected to result from the merger, increased revenue opportunities, potential new markets, cost savings and the ability of the combined company to effectively compete in a highly competitive market. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable actual results from the potential transaction are subject to future risks and uncertainties, any of which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the adequacy of funds for future operations; estimates of future expenses, revenue and profitability; the pace at which the combined company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the combined company’s financial condition upon customer and prospective customer relationships, the impact of losing one or more senior executives or failing to attract additional key personnel; and operating costs, customer loss and business disruption may be greater than expected following the merger. These and other risk factors are discussed in Wireless Ronin’s most recent Annual Report on Form 10-K filed with the SEC.

Company Contact:	Media Contact:
Glenn Wiener	Jay Morakis
GW Communications	GW Communications
Tel: 212-786-6011	Tel: 212-266-0191
Email: gwiener@GWCco.com	Email: jmorakis@GWCco.com

New York Studio	New Jersey Operations Center
55 Broadway, Suite 901	22 Audrey Place
New York, NY 10006	Fairfield, NJ 07004